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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-71266 and 333-84616) of Kraft Foods Inc. (the "Company") and in the Company's Registration Statements on Form S-3 (File Nos. 333-67770, 333-86478 and 333-101829), of our report dated January 23, 2004 relating to the consolidated financial statements of the Company, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 23, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
March 12, 2004